UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2019

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut	001-35419	06-0613548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1 par value)	KAMN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01    Entry into a Material Definitive Agreement.
On June 25, 2019, Kaman Corporation, a Connecticut corporation (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with LJ KAI Blocker, Inc., a Delaware corporation, LJ KFP Blocker, Inc., a Delaware corporation, and LJ KIT Blocker, Inc., a Delaware corporation (collectively, the “Purchasers”). All of the Purchasers are affiliated with Littlejohn & Co., LLC, a Delaware limited liability company. Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, the Purchasers will purchase all of the issued and outstanding shares of Kaman Industrial Technologies Corporation, a Connecticut corporation and wholly owned subsidiary of the Company (“KIT”), and thereby acquire indirect ownership of KIT’s wholly owned subsidiaries Kaman Automation, Inc., a Delaware corporation, Kaman Fluid Power, LLC, a Delaware limited liability company, and Industrial Rubber & Mechanics, Inc., a Puerto Rico corporation (collectively, with KIT, the “Acquired Companies”), from the Company for $700 million in cash, subject to adjustment for a change in working capital of the Acquired Companies as set forth in the Purchase Agreement (such transactions being hereinafter referred to as the “Transactions”). The Acquired Companies operate the Distribution Segment of the Company, which is engaged in the business of distributing third-party power transmission, automation and fluid power products, including industrial electro-mechanical products, bearings, power transmission, motion control and electrical and fluid power components, along with related engineered integrated solutions and sales of private label branded products, and certain maintenance, repair and other services related thereto.
Consummation of the Transactions is subject to the satisfaction or waiver of customary closing conditions, including the expiration or termination of the waiting periods (and all extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act and the making and obtaining of any filings and approvals required to be made or obtained thereunder. The Transactions are not subject to any financing condition. The closing of the Transactions is expected to occur on the tenth business day after the satisfaction or waiver of the conditions set forth in Article 9 of the Purchase Agreement (other than conditions that by their terms are to be satisfied at the closing) (the “Required Closing Date”), or on such other date as the Purchasers and the Company may agree, provided, however, that the closing date will not be earlier than August 14, 2019.
Under the Purchase Agreement, the parties have the right to terminate the Purchase Agreement by mutual consent and either the Company or the Purchasers may terminate if (a) the closing of the Transaction does not occur on or before October 23, 2019 or (b) the other party or parties have breached their representations, warranties or covenants. If the Company elects to terminate the Purchase Agreement because the Purchasers have failed to consummate the closing on or before the Required Closing Date and if, as of such date, the Company was ready, willing and able to consummate the Transactions, the Purchasers will be required to pay the Company a “reverse termination” fee of $35 million.
The Purchase Agreement contains customary representations, warranties and covenants of each party. The covenants include (i) the obligation of the Company and the Acquired Companies to, prior to the closing, operate the Acquired Companies in the ordinary course consistent with past practice and abstain from certain actions and (ii) the obligation of each of the parties to use commercially reasonable efforts to obtain the regulatory approvals described above with respect to the Hart-Scott-Rodino Antitrust Improvements Act and other applicable antitrust laws.
The Purchasers have obtained a representation and warranty insurance policy providing coverage for all representations and warranties of the Company contained in the Purchase Agreement, subject to certain terms and conditions.
In accordance with the Purchase Agreement, the Company and the Purchasers will enter into agreements relating to (i) the Company’s provision, after the closing, of certain services to the Purchasers pursuant to a transition services agreement and (ii) a license to the Purchasers by the Company of certain specified rights to use certain of the Company’s trademarks and other intellectual property.
The foregoing description of the Purchase Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The representations, warranties and covenants made by the parties in the Purchase Agreement: (a) were made solely for the benefit of the parties to the Purchase Agreement except for certain third-party beneficiaries identified therein; (b) are subject to limitations agreed upon by the contracting parties, including being qualified by a confidential disclosure schedule; (c) may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing matters as facts; and (d) are subject to the standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on any representations, warranties or covenants contained in the Purchase Agreement, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company, the Acquired Companies, the Purchasers or any of their respective subsidiaries or affiliates. Information concerning the subject matter of any of such representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Contemporaneously with the execution and delivery of the Purchase Agreement, the Company and KIT, upon the approval and recommendation of the Personnel & Compensation Committee of the Board of Directors of the Company, entered into the following arrangements with Mr. Alphonse J. Lariviere, Jr., Executive Vice President of the Company and President of KIT and a “named executive officer” of the Company in the Company’s most recent proxy statement:

(i)
a Completion Bonus Agreement dated as of June 25, 2019 between the Company and Mr. Lariviere that provides for the lump-sum payment of a cash bonus in the amount of $1,390,208, the payment of which is contingent upon (a) Mr. Lariviere’s continued employment with the Company through the closing of the Transactions, (b) Mr. Lariviere providing the Company with a general release of claims, and (c) Mr. Lariviere’s compliance with certain restrictive covenants; and

(ii)
a Change in Control Agreement dated as of June 25, 2019 between KIT and Mr. Lariviere, replacing the Change in Control Agreement currently in effect between Mr. Lariviere and the Company, that provides the following benefits, subject to a general release of claims and Mr. Lariviere’s compliance with certain restrictive covenants, if Mr. Lariviere’s employment with KIT is terminated within one year following the closing of the Transactions for other than Cause, death, Disability, or without Good Reason (as those terms are defined in the Change in Control Agreement), (a) payment of an amount equal to 2.0 times Mr. Lariviere’s base salary, (b) payment of an amount equal to 2.0 times Mr. Lariviere’s target annual bonus, (c) medical, dental, and accidental death and dismemberment benefits comparable to those provided by the Company, for 24 months following Mr. Lariviere’s termination of employment, (d) transfer of ownership of certain life insurance policies and funding of a grantor trust to pay the remaining premiums on such policies, and (e) reimbursement for up to $30,000 of combined outplacement and relocation expenses. The Purchasers will be responsible for 25% of the aggregate cost of any such payments and other benefits and the Company will be responsible for 75% of the aggregate cost of any such payments and benefits.

The benefits payable under each of the above arrangements may be reduced if it is determined that any portion of the benefits would constitute “parachute payments” under Section 280G of the Internal Revenue Code. Mr. Lariviere is expected to leave his employment with the Company effective as of the closing of the Transactions and continue in the employment of KIT and the Purchasers.
In addition to the foregoing, the Company has agreed to accelerate the vesting, as of the closing of the Transactions, of all unvested nonqualified stock options and restricted share awards held by employees of the Acquired Companies, including those held by Mr. Lariviere.
The foregoing descriptions of the Completion Bonus Agreement and the Change in Control Agreement with Mr. Lariviere do not purport to be complete and are qualified in their entirety by reference to such Completion Bonus

Agreement and Change in Control Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
On June 26, 2019, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference, announcing the Company’s execution of the Purchase Agreement and its intention to provide additional details about the Purchase Agreement and the Transactions during a conference call and webcast at 10:00 a.m., Eastern Time, on June 26, 2019. The Company has prepared an investor presentation for purposes of the conference call and webcast, a copy of which presentation is available on the Company’s website at http://www.kaman.com/investors/presentations and is furnished as Exhibit 99.2 hereto.
The information provided in connection with this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Forward Looking Statements
This report includes “forward looking statements” relating to the announced transactions and future operations of the Company, which can be identified by the use of words such as “will,” “expect,” “poise,” “believe,” “plans,” “strategy,” “prospects,” “estimate,” “seek,” “target,” “anticipate,” “intend,” “future,” “likely,” “may,” “should,” “would,” “could,” and other words of similar meaning in connection with a discussion of the proposed transaction or future operating or financial performance or events. These statements are based on assumptions currently believed to be valid but involve significant risks and uncertainties, many of which are beyond the Company’s control, which could cause the Company’s actual results to differ from those expressed in the forward looking statements. Such risks and uncertainties include, among others, the ability of the parties to satisfy the conditions precedent and consummate the announced transactions; the ability of the parties to secure regulatory approvals with respect to the Hart-Scott-Rodino Antitrust Improvements Act and other applicable antitrust laws in a timely manner; the timing of consummation of the announced transactions; the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings; the ability of the parties to secure required third-party consents; the ability of the Purchasers to secure the equity and debt financing required to consummate the announced transactions; and future and estimated revenues, earnings, cash flow, charges and expenditures. Additional risks and uncertainties that could cause the Company’s actual results to differ from those expressed in the forward looking statements are identified in its reports filed with the SEC, including its Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and Current Reports on Form 8-K. The forward looking statements included in this report are made only as of the date of this report, and the Company does not undertake any obligation to update the forward looking statements to reflect subsequent events or circumstances.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.
The following exhibits are filed as part of this report:

Exhibit	Description
2.1	Share Purchase Agreement, dated as of June 25, 2019, by and between Kaman Corporation and LJ KAI Blocker, Inc., LJ KFP Blocker, Inc. and LJ KIT Blocker, Inc.*
10.1	Completion Bonus Agreement, dated June 25, 2019, by and between Kaman Corporation and Alphonse J. Lariviere, Jr.
10.2	Change in Control Agreement, dated June 25, 2019, by and between Kaman Industrial Technologies Corporation and Alphonse J. Lariviere, Jr.
99.1	Press release issued by Kaman Corporation on June 26, 2019
99.2	Investor presentation of Kaman Corporation dated June 26, 2019

* Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Robert D. Starr
Robert D. Starr
Executive Vice President and Chief Financial
Officer

Date: June 26, 2019